UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 18, 2021 (November 15, 2021)
OFS CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	814-00813	46-1339639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. Wacker Drive, Suite 2500, Chicago, Illinois 60606
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (847) 734-2000
Not applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OFS	The Nasdaq Global Select Market
5.95% Notes due 2026	OFSSI	The Nasdaq Global Select Market
4.95% Notes due 2028	OFSSH	The Nasdaq Global Select Market

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Senior Secured Revolving Credit Facility
On November 15, 2021, OFS Capital Corporation, a Delaware corporation (the “Company” or “OFS”), executed an amendment (the “Secured Revolver Amendment”) to its Business Loan Agreement with Pacific Western Bank, as lender (“PacWest”), pursuant to which PacWest provides the Company with a senior secured revolving credit facility (as amended from time to time, the “PWB Credit Facility”) for general corporate purposes including investment funding.
The Secured Revolver Amendment decreases the interest rate floor in the PWB Credit Facility from 5.00% per annum to 4.00% per annum, effective as of November 1, 2021.
The foregoing description of the Secured Revolver Amendment is not complete and is qualified in its entirety by the full text of the Change in Terms Agreement by and between the Company and PacWest dated as of November 15, 2021, which is filed as an exhibit to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Change in Terms to the Business Loan Agreement between OFS Capital Corporation and Pacific Western Bank dated November 15, 2021

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFS Capital Corporation
Date: November 18, 2021	By:	/s/ Bilal Rashid
Chief Executive Officer